                                                                       Exh. 10.7

              Amendment No. 1 to Distribution and Supply Agreement

This Amendment No. 1, dated as of July 15, 2004, by and between Omrix Biopharmaceuticals, Inc., a corporation organized under the laws of Delaware ("Omrix"), and Ethicon, Inc., a corporation organized under the laws of New Jersey, acting by and through its Johnson & Johnson Wound Management division ("Ethicon," and together with Omrix, the "Parties" and each individually a "Party"), amends that certain Distribution and Supply Agreement, dated as of September 22, 2003 (as amended, the "Agreement"), by and between the Parties. Capitalized terms which are used herein but not defined herein, shall have the meaning assigned to such in the Agreement.

WHEREAS, pursuant to the Agreement Ethicon was appointed Omrix's exclusive distributor of, among other Products, Quixil (i.e., a biologic surgical adhesive in the form of a frozen liquid fibrin sealant) and FS2 (i.e., a second generation fibrin sealant) in, respectively, the Quixil Territory and the FS2 Territory for use in the Field.

WHEREAS, the Parties desire, among other things, to expand (I) the Quixil Territory and (II) the FS2 Territory as contemplated by Section 2.8(b) of the Agreement to include, in each case, the United States and Canada (and their respective territories and possessions).

WHEREAS, pursuant to terms of a Series B Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, between Omix Biopharmaceuticals, Inc., as issuer, and Johnson & Johnson Development Corporation, as investor, Johnson & Johnson Development Corporation is acquiring on the date hereof for consideration consisting of $5,000,000 in cash certain capital stock and warrants of the issuer.

WHEREAS, The American National Red Cross ("ARC"), which served as Omrix's exclusive distributor in the US, Canada (and their respective territories and possessions) of Quixil under the name CROSSEAL(TM), recently terminated its distribution arrangement with Omrix and (i) executed a termination agreement, a redacted copy of which is attached hereto as Exhibit A-1 (the "Termination Agreement") and (ii) agreed to execute trademark assignment agreements, in the forms attached hereto as Exhibits B-1 and B-2, within thirty (30) days of Omrix's request, and Omrix agrees to make such request no later than August 1, 2004.

NOW THEREFORE, in consideration of the mutual covenants and consideration set forth herein, the Parties hereto agree as follows:

1. Expansion of the FS2 Territory; Up-Front Consideration.

     (a) "FS2 Territory", as defined in Section 2.3(a)(ii) of the Agreement, is hereby amended to include after "Switzerland" the following "and the United States of America and Canada and all their territories and possessions (including Puerto Rico)." Furthermore, references to "FS2" shall be deleted from the first and fourth lines of Section 1.43 "Restricted Countries" of the Agreement.

     (b) In connection with the FS2 Territory expansion and as expressly contemplated in Section 2.8(b) of the Agreement as in existence prior to the date of this Amendment No. 1: (i) Ethicon shall pay Omrix, within three business days after the date of this amendment, a fee equal to the Up Front Difference (i.e., US$***); and (ii) the parties will execute an amendment to the Development Agreement in the form attached hereto as Exhibit C-1.

      PORTIONS OF THIS EXHIBIT MARKED BY AN *** HAVE BEEN OMITTED PURSUANT
       TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION.

2. Expansion of the Quixil Territory; Up-Front Consideration.

     (a) "Quixil Territory", as defined in Section 2.3(a)(i) of the Agreement, is hereby amended to include after "Switzerland" the following "and the United States of America and Canada and all their territories and possessions (including Puerto Rico)." Furthermore, references to "the United States" and "Canada" are hereby deleted from clause (i) of Section 1.43 "Restricted Countries" of the Agreement.

     (b) In connection with the Quixil Territory expansion, Ethicon shall pay Omrix, within three business days after the date of this amendment, a fee equal to *** U.S. DOLLARS (US$***).

3. Amendments to Carve Out Provisions.

     (a) Section 2.8(a) of the Agreement is deleted in full and replaced with the following:

          "(a) Carve Out. For the avoidance of any doubt, and notwithstanding anything to the contrary herein or the Development Agreement, Ethicon shall have rights in the Field in the United States, Canada and all their territories and possessions (including Puerto Rico) to (i) FS2,
          (ii) Improved Products arising from Covered Improvements to FS2, and
          (iii) Improvements to Quixil, on the terms and conditions set forth herein and in the Development Agreement."

     (b) Section 2.8(b) of the Agreement is deleted in full and replaced with the following:

          "Reserved".

     (c) Section 2.8(c) of the Agreement is deleted in full and replaced with the following:

          "(c) Improvements to Quixil and Commercialization Thereof. For the avoidance of doubt, notwithstanding anything to the contrary herein or in the Development Agreement, Omrix shall be free to develop Improvements (as defined in the Development Agreement) to Quixil, but may not commercialize such Improvements in the Field in the Quixil Territory (including, the United States, Canada and their territories and possessions) without including Ethicon as its exclusive distributor in the Field for all products resulting from such Improvements on the terms and conditions substantially identical to those in the Agreement applicable to Quixil. For the avoidance of any doubt, Improvements to Quixil shall include, without limitation, improvements to Quixil which are (A) modifications to the delivery device accompanying Quixil and/or (B) variations to Quixil required by a Regulatory Agency."

4. Improvements to Quixil. Given the above mentioned changes to Section 2.8 of the Agreement, Section 2.1 of the Agreement is hereby amended by adding after the phrase "Quixil in the Quixil Territory," the following phrase: "Improvements to Quixil in the Quixil Territory,". Further, Section 1.33 "Products" of the Agreement is hereby amended by adding after the phrase "Quixil," the following phrase: "Improvements to Quixil,".

5. Section 3.2 of the Agreement is hereby amended by adding to the end thereof the following as clause (f):

     "(f) Ethicon shall use reasonable commercial efforts (i) to conduct the peripheral vascular surgery study for Quixil to be initiated in the United Kingdom, subject to the requirements of the relevant Regulatory Agency and subject to reasonable prudent medical and commercial practices, (ii) to expand the study (if required by FDA in order to permit the commercial distribution of Quixil in the United States for an indication (e.g., peripheral vascular surgery, cardiovascular surgery or other) in addition to the current liver indication) to include up to three additional sites in the United States and (iii) to deliver to Omrix by December 31, 2005 the results obtained from such clinical study. Ethicon will also agree to discuss the study protocol with the FDA and Ethicon shall bear the costs of such clinical trial and at its sole discretion in a manner consistent with Ethicon's normal standards and practices, may discontinue the study for safety and efficacy concerns. Omrix shall be responsible for preparing and filing by November 1, 2004 the necessary IND (investigational new drug) filings related to such clinical trial with the FDA."

6. Milestone Payments.

     (a) Section 4.l(b) of the Agreement is hereby amended by adding to the end thereof the following sentence: "If the requisite marketing authorization for Quixil have been received in France, Germany, Italy and the United Kingdom but not in Spain, this milestone shall be deemed satisfied, notwithstanding the definition of EU Marketing Clearance."

     (b) Section 4.1 "Fibrin Sealant Milestone Payments" of the Agreement is hereby amended to include the following clauses:

          "(c) In accordance with the terms and conditions of Section 5(c) of the Development Agreement, *** dollars (US$***) upon the earlier of (i) First Commercial Sale of FS2 in the US or (ii) forty-five (45) days after US Marketing Clearance of FS2. The milestone refers to the milestone specified in, and payable under,
          Section 5(c) of the Development Agreement, as amended; it is not payable in addition to the $*** milestone payable under Section 5(c) of the Development Agreement, as amended.

          (d) *** Dollars (US$***) if on or before the last day of Fiscal Year 2007 (i) Omrix receives from the FDA a BLA letter or BLA supplement letter and conforms with all regulatory terms and conditions permitting the commercial distribution of Quixil in the US to support the use of Quixil in humans for an indication in addition to the liver indication and (ii) Ethicon's (and its Affiliates') aggregate volume of Quixil sold in Fiscal Year 2006 or Fiscal Year 2007 to third parties who are not Affiliates of Ethicon equals or exceeds (A) *** milliliters in Fiscal Year 2006 or Fiscal Year
          2007 and (B) an average of *** milliliters per calendar month in a ten consecutive month period of Fiscal Year 2006 or 2007; provided, that, if Ethicon does not meet its obligations under Section 3.2(f) of the Agreement, then Omrix will not be required to satisfy clause (i) and the milestone payment payable under this Section 4.l(d) will be payable after satisfaction only of clause (ii). For the avoidance of any doubt, (I) in calculating whether or not Ethicon's and its Affiliates' sales reached or exceeded *** milliliters in a given Fiscal Year and an average of *** milliliters per calendar month for ten consecutive months of a given Fiscal Year, only the sales of Quixil made during such single Fiscal Year will be tallied and (II) if the milestone events are satisfied, Ethicon shall not be required to pay Omrix more than once under this clause (d). In the event clauses
          (i) and (ii)(B) above are satisfied but Ethicon's and its Affiliates' aggregate volume of Quixil sold in Fiscal Year 2006 or 2007 to third parties who are not Affiliates of Ethicon is less than *** ml but equal to or greater than *** ml, Omrix shall be entitled to receive a pro rata percentage of the $*** milestone. By way of example, if all the milestone events were satisfied, sales of *** ml would result in a milestone payment equal to $***, i.e., (*** / ***) X $***.

          (e) *** Dollars (US$***) if Ethicon's (and its Affiliates') aggregate volume of Fibrin Sealant Products sold in Fiscal Year 2008 or Fiscal Year 2009 or Fiscal Year 2010 to third parties who are not Affiliates of Ethicon equals or exceeds (A) *** milliliters in Fiscal Year 2008 or Fiscal Year 2009 or Fiscal Year 2010 and (B) an average of *** milliliters per calendar month in a ten consecutive month period of Fiscal Year 2008, 2009 or 2010. For the avoidance of any doubt, (I) in calculating whether or not Ethicon's and its Affiliates' aggregate sales reached or exceeded *** units in a given Fiscal Year and an average of *** milliliters per calendar month for ten consecutive months of a given Fiscal Year, only the sales of Fibrin Sealant Products made during such single Fiscal Year will be tallied and (II) if the milestone events are satisfied, Ethicon shall not be required to pay Omrix more than once under this clause (e). In the event clause
          (B) above is satisfied but Ethicon's and its Affiliates' aggregate volume of Fibrin Sealant Products sold in Fiscal Year 2008,2009 or 2010 to third parties who are not Affiliates of Ethicon is less than *** ml but equal to or greater than *** ml, Omrix shall be entitled to receive a pro rata percentage of the $*** milestone. By way of example, if all the milestone events were satisfied, sales of *** ml would result in a milestone payment equal to $***, i.e., (*** / ***) X $***. For the avoidance of any doubt any payment under this milestone is in addition to the payment, if any, payable pursuant to clause (d) above.

          (f) Omrix acknowledges that the milestone payments are contingent upon the occurrence of certain events and if such events do not occur, such payments will not become obligations of Ethicon and therefore may never be paid. Omrix acknowledges, in furtherance of Section 3.l(a) of the Agreement, that the up front payment and contingent right to receive milestone payments and the other payments paid or payable by Ethicon hereunder and under the Development Agreement constitute complete and adequate consideration for Omrix entering into the first amendment to this Agreement. Omrix acknowledges that Ethicon has not made any representation or warranty to Omrix about its ability to satisfy the sales-based milestones. In fact, given Ethicon's estimated projections for the sales of Quixil and sales of Fibrin Sealant Products, Ethicon believes it may not be able to satisfy the milestones set forth in clauses (d) and (e) above. Accordingly, and in furtherance of Section 3.l(a) of the Agreement, in the event the conditions to any contingent milestone payments are not satisfied, Omrix shall have no recourse against Ethicon hereunder unless there is an independent breach of this Agreement."

7. Definition of "Maximum Transfer Price". The definition of "Maximum Transfer Price" is hereby deleted in full and replaced with the following:

     ""Maximum Transfer Price" shall mean (i) in the case of Fibrin Sealant Products, (A) in the United States and Canada (and all their territories and possessions (including Puerto Rico)) (I) for Fiscal Years 2004 and 2005, $*** per milliliter for each 1 milliliter vial or 2 milliliter vial,
     (II) for Fiscal Years 2004 and 2005, $*** per milliliter for each 5 milliliter vial and (III) for Fiscal Year 2006 and thereafter, $*** per milliliter for each vial (whether 1 ml, 2 ml or 5 ml) and (B) (euro) *** per milliliter in the European Union, Norway, Iceland, Liechtenstein and Switzerland and all other portions of the Territory (other than the United States and the other Territories set forth above in clause (A)) and (ii) in the case of Thrombin, $*** per 5000 IU vial (of five (5) milliliters per vial) in the United States and (euro) *** per 5000 IU vial (of five (5) milliliters per vial) in the European Union, Norway, Iceland, Liechtenstein and Switzerland and all other portions of the Territory other than the United States; provided, however, that the Maximum Transfer Price shall be subject to increase from time to time through the adjustments set forth in Section 4.2. Maximum Transfer Prices for all other Products shall be agreed in writing separately by the Parties."

8. Definition of "Minimum Transfer Price". The definition of "Minimum Transfer Price" is hereby deleted in full and replaced with the following:

     ""Minimum Transfer Price" shall mean (i) in the case of Fibrin Sealant Products, (A) in the United States and Canada (and all their territories and possessions (including Puerto Rico)) (I) for Fiscal Years 2004 and 2005, $*** per milliliter for each 1 milliliter vial or 2 milliliter vial,
     (II) for Fiscal Years 2004 and 2005, $*** per milliliter for each 5 milliliter vial and (III) for Fiscal Year 2006 and thereafter, $*** per milliliter for each vial (whether 1 ml, 2 ml or 5 ml) and (B) (euro) *** per milliliter in the European Union, Norway, Iceland, Liechtenstein and Switzerland and all other portions of the Territory other than the United States and the other Territories set forth above in clause (A) (provided that the foregoing Minimum Transfer Price for Fibrin Sealant Products shall be reduced by ***% after the first Fiscal Year in which *** milliliters of Fibrin Sealant Products are sold by Ethicon in the United States and the other Territories set forth above in clause (A)) and (ii) in the case of Thrombin, $*** per 5000 IU vial (of five (5) milliliters per vial) in the United States and (euro)*** per 5000 IU vial (of five (5) milliliters per vial) in the European Union, Norway, Iceland, Liechtenstein and Switzerland and all other portions of the Territory other than the United States (provided that the Minimum Transfer Price for Thrombin shall become US$*** per 5000 IU vial (of five(5) milliliters per vial) in the United States and
     (euro) *** per 5000 IU vial (of five (5) milliliters per vial) in the European Union, Norway, Iceland, Liechtenstein and Switzerland and all other portions of the Territory other than the United States after the earlier of calendar year 2010 or the first calendar year in which *** vials of Thrombin are sold by Ethicon, subject to adjustment as contemplated in the following proviso); provided, however, that the Minimum Transfer Price shall be subject to proportional increase from time to time based on the adjustments set forth in Section 4.2. Minimum Transfer Prices for all other Products shall be agreed in writing separately by the Parties."

9. Purchase Price for Fibrin Sealant Products. The table in the initial clause
(a) of Exhibit C setting forth the percentage of Ethicon's aggregate Net Sales of Fibrin Sealant Products that is payable to Omrix is hereby deleted in full and replaced with the following:

Fiscal Years                                   Percentage
------------                                   ----------
2004 and 2005               ***
2006                        *** or, in the case of sales of Fibrin Sealant
                            Products in the US, Canada and their territories
                            and possessions, ***
2007                        *** or, in the case of sales of Fibrin Sealant
                            Products in the US, Canada and their territories
                            and possessions, ***
2008 and 2009               ***
2010 and thereafter         ***

10. Purchases & Minimums.

     (a) Section 4.4(a)(ii) of the Agreement will be amended by changing both references to "September 30, 2005" to "June 30, 2006". Additionally, the references in the last sentence of Section 4.4(a)(ii) of the Agreement to "October 1, 2005", "December 31, 2005" and "Fiscal Year 2004" are hereby respectively replaced with "October 1, 2006", "December 31, 2006" and "Fiscal Year 2005".

     (b) Section 4.4(a)(ii) of the Agreement also will be amended by adding to the end thereof the following sentence: For the avoidance of any doubt, all purchases of Quixil and FS2 (and Improvements thereto) made by Ethicon for distribution in the territories (i.e., the US, Canada and their respective territories and possessions) added by Amendment No. 1 to this Agreement shall not be counted towards Ethicon's Fibrin Sealant Product purchase requirements under this Section 4.4(a)(ii).

     (c) Section 4.4(a)(iii) of the Agreement will be amended by changing the references to "Fiscal Year 2006" to "Fiscal Year 2007".

11. Cost Adjustments. The term "second twelve (12) month period" in Sections 4.2(b) and 4.2(b)(i) of the Agreement, is hereby deleted and replaced with the term "fourth twelve (12) month period".

12. Trademarks. The first clause of the fourth sentence in Section 5.3 of the Agreement is amended and restated as follows: "All Primary Products (other than the Quixil Product sold under the QUIXIL(TM) trademark of Omrix) and all Improved Products shall be packaged and marketed under trademarks and trade dress of Ethicon, except...."

13. Representations and Covenants. Omrix hereby represents and warrants that the representations and warranties in Section 8.1 of the Agreement are, with respect to the execution of this amendment and performance of the Agreement as amended, true, correct and accurate in all respects on the date hereof. Omrix further represents and warrants that, except for the distributors identified on Exhibit H of the Agreement, no third party has, and Omrix has not received any notice or other communication from a third party alleging, rights to market, sell, promote or otherwise commercialize any of the Fibrin Sealant Products.

     (a) Supply Chain. Omrix will take, and will cause ARC to take, all commercially reasonable efforts to assist and consult with Ethicon regarding Ethicon's commencement of the distribution of Quixil in the US and Canada, which distribution is to begin on October 1, 2004. Accordingly, Omrix will provide, or will cause ARC to provide, for the benefit of Ethicon the following transitional services at cost: receipt and storage of Product received from Omrix; receipt and processing of customer orders; pick, pack and shipment of orders to customers; and customer order receipt verification. The transitional service will be provided on a month-to-month basis for up to 180 days and such services shall be provided only with respect to approximately *** Liters of Quixil less any units sold by Omrix to third-parties in the United States and Canada between the date of this amendment and September 30, 2004. Omrix represents that notwithstanding the potential sales of Quixil from the date hereof until September 30, 2004, at least *** Liters of Quixil will be reserved and subject to such transition services.

     (b) Transfer of Clinical Trial. Ethicon is not currently interested in taking over the existing Quixil clinical trial; however, if Ethicon notifies Omrix that it is interested in continuing the Quixil clinical trial sponsored by ARC, Omrix will take, and has contractually required ARC to take, all commercially reasonable efforts to assist Ethicon in continuing such clinical trial and becoming the sponsor. Accordingly, if and only as requested by Ethicon, Omrix will instruct ARC to transfer, at no additional cost to Ethicon, all of ARC'S right, title and interest in and to the clinical trial reports, records, studies, data and/or other related materials associated with the Quixil clinical trial, and ARC has agreed to use commercially reasonable efforts to do so upon Omrix's request. Notwithstanding the foregoing, if

Ethicon and ARC are not able to reach by August 20, 2004 an agreement for the terms and conditions of the transfer of the clinical trial to Ethicon, Ethicon acknowledges that ARC will have no obligation to take any commercially reasonable efforts to transfer the clinical trial to Ethicon.

     (c) Meeting. Omrix has scheduled and will organize a full day meeting among suitable representatives of itself, Ethicon and ARC for purposes of coordinating the transition to Ethicon and ensuring Ethicon is able to effectively begin the distribution of Quixil in the territories previously serviced by ARC. The meeting is scheduled to occur on July 15, 2004.

     (d) Trademark Assignment. Omrix will on or before August 1, 2004 request ARC to execute and deliver to Ethicon the trademark assignment agreements, in the forms attached hereto as Exhibits B-1 and B-2. ARC has agreed to enter into such trademark assignment agreements within 30 days of such request.

     (d) Enforcement. Omrix covenants that it will use commercially reasonable efforts to enforce for the benefit of Ethicon any and all rights and remedies that Omrix has against ARC for ARC'S failure to perform its obligations under the Termination Agreement.

14. Acknowledgment. Ethicon agrees and acknowledges that under the terms of the Termination Agreement (i) Omrix's existing distributor, ARC, will have the right to promote Quixil in the United States, Canada and their possessions and territories through September 30, 2004 as Omrix's exclusive sales representative of Quixil and (ii) Omrix will have the obligation to provide in the United States, Canada and their possessions and territories Quixil exclusively to ARC until September 30, 2004. Accordingly, Omrix 's obligation under the Supply Agreement to supply Quixil to Ethicon for distribution in the US, Canada (and their territories and possessions) and Ethicon's obligation under the Supply Agreement to purchase and distribute Quixil in the US, Canada (and their territories and possession), in each case will not commence until October
1, 2004.

15. Miscellaneous. Except as set forth herein, all terms, provisions and conditions of the Agreement shall remain in full force and effect. This amendment shall be governed by and construed in accordance with the laws of the United States of America and the State of New York without regard to conflicts of law, rules or principles and may be executed and delivered in any number of separate counterparts.

IN WITNESS WHEREOF, the Parties intending legally to be bound hereby have caused this Amendment No. 1 to the Distribution and Supply Agreement to be duly executed as of the date first above written.

OMRE CORPORATION                        ETHICON, INC.

                                        By: Its Johnson & Johnson Wound
                                            Management Division


By:      /s/ Authorized Officer         By:      /s/ Authorized Officer
    ---------------------------------       ------------------------------------
Name:        Authorized Officer         Name:        Authorized Officer
      -------------------------------         ----------------------------------
Title:       Authorized Officer         Title:       Authorized Officer
       ------------------------------          ---------------------------------

                                   Exhibit B-1

                          Form of Trademark Assignment

                       UNITED STATES TRADEMARK ASSIGNMENT

     WHEREAS, THE AMERICAN NATIONAL RED CROSS, a U.S. corporation, having its place of business at 430 17" Street, N.W., Washington, D.C. 20006 (hereinafter called "Assignor"), has adopted and used the trademark identified in Exhibit A, which trademark has been registered for in the United States Patent and Trademark Office, also as identified in Exhibit A.

     WHEREAS, _______________, a _______________ corporation, having its place of business at _______________________________(hereinafter called "Assignee"), is desirous of acquiring said trademark, and registration therefor, and the good will of the business in connection with which said trademark is used;

     NOW THEREFORE, for good and valuable consideration of the mutual agreements of the parties and $10, the receipt and sufficiency of which are hereby acknowledged, said Assignor does hereby sell, assign and transfer unto said Assignee, its successors and assigns, all right, title and interest in and to said trademark, and registration therefor, together with the good will of the business in connection with which said trademark is used.

     IN WITNESS WHEREOF, the said Assignor has caused these presents to be executed by its duly authorized officer on this __________ day of ____, 2004.

                                        ASSIGNOR: THE AMERICAN NATIONAL RED
                                                  CROSS


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

TRADEMARK   REGISTRATION NO.
---------   ----------------
CROSSEAL        2,795,977

                                   Exhibit B-1

                          Form of Trademark Assignment

                              TRADEMARK ASSIGNMENT

     WHEREAS, THE AMERICAN NATIONAL RED CROSS, a U.S. corporation, having its place of business at 430 17th Street, N.W., Washington, D.C. 20006 (hereinafter called "Assignor"), has adopted and used the trademark identified in Exhibit A, for which Assignor has applied for trademark status with the Trade-marks Branch of the Canadian Intellectual Property Office, also as identified in Exhibit A.

     WHEREAS, _______________, a ________ corporation, having its place of business at ____________________________ (hereinafter called "Assignee"), is desirous of acquiring said trademark, and registration therefor, and the good will of the business in connection with which said trademark is used;

     NOW THEREFORE, for good and valuable consideration of the mutual agreements of the parties and $10, the receipt and sufficiency of which are hereby acknowledged, said Assignor does hereby sell, assign and transfer unto said Assignee, its successors and assigns, all right, title and interest in and to said trademark, and registration therefor, together with the good will of the business in connection with which said trademark is used.

     IN WITNESS WHEREOF, the said Assignor has caused these presents to be executed by its duly authorized officer on this ___ day of ___, 2004.

                                        ASSIGNOR THE AMERICAN NATIONAL RED CROSS


                                        BY:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

TRADEMARK   APPLICATION NO.
---------   ---------------
CROSSEAL        1158476